EXHIBIT 10.1

[FORM OF RESTRICTED STOCK UNIT AWARD NOTICE]

TRIBUNE COMPANY

INCENTIVE COMPENSATION PLAN

(As Amended and Restated, Effective May 12, 2004)

[YEAR] RESTRICTED STOCK UNIT AWARD NOTICE

Grantee:
Type of Award:	Restricted Stock Unit Award
Number of Shares:
Date of Grant:
Grant Number:

1.         Grant of Award. This Award Notice serves to notify you that the Compensation & Organization Committee (the “Committee”) of the Board of Directors of Tribune Company (“Tribune”) hereby grants to you, under Tribune’s Incentive Compensation Plan (As Amended and Restated, Effective May 12, 2004) (the “Plan”), a restricted stock unit award (the “Award”), on the terms and conditions set forth in this Award Notice and the Plan, representing the right to receive up to the number of shares of Tribune Common Stock (the “Common Stock”) set forth above. The Plan is incorporated herein by reference and made a part of this Award Notice. You should review the terms of this Award Notice and the Plan carefully. The capitalized terms used in this Award Notice are defined in the Plan.

2.	Vesting.

(a) Service Vesting. Subject to the terms set forth in this Award Notice and the Plan, the Award will vest on account of your continued employment or service with Tribune or one of its Subsidiaries [(1) on the first anniversary of the Date of Grant with respect to one-third of the number of shares of Common Stock subject to the Award, rounded down to the nearest whole share, (2) on the second anniversary of the Date of Grant with respect to an additional one-third of the number of shares of Common Stock subject to the Award, rounded down to the nearest whole share and (3) on the third anniversary of the Grant Date with respect to the remaining shares of Common Stock subject to the Award] [OR] [on the third anniversary of the Date of Grant with respect to all of the shares of Common Stock subject to the Award].

(b) Termination Due to Death, Disability or Retirement. In the event of a termination of your employment or service with Tribune and each of its Subsidiaries due to your death, Disability or Retirement, your Award will become fully vested as of the effective date of your termination of employment or service with respect to all of the shares of Common Stock subject to the Award.

(c) Termination for Reasons Other than Death, Disability or Retirement. In the event of a termination of your employment or service with Tribune and each of its Subsidiaries for any reason other than death, Disability or Retirement prior to the complete vesting of the Award, the unvested portion of the Award shall be forfeited as of the date of such termination.

3.                 Reinvestment of Dividend Equivalents. As of each date on which Tribune pays a regular cash dividend to record owners of shares of Common Stock (a “Payment Date”), the number of shares of Common Stock subject to the Award shall be increased by (i) the product of the total number of shares of Common Stock subject to the Award immediately prior to such Payment Date and not yet issued to you pursuant to Section 4 multiplied by the dollar amount of the cash dividend paid per share of Common Stock, divided by (ii) the Fair Market Value of a share of Common Stock on such Payment Date. Such additional shares of Common Stock shall be subject to all of the terms and conditions of the Award, including the vesting conditions set forth in Section 2.

4.                 Issuance of Shares. Except as otherwise provided by Sections 5 and 7 of this Award Notice, Tribune shall issue a certificate representing the number of whole shares of Common Stock that become vested pursuant to Section 2 or Section 6 on the earliest practicable date (as determined by Tribune) following the date of vesting, and any fractional shares shall be paid in cash. Notwithstanding the foregoing, if you are a “Specified Employee,” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, and you terminate employment or service due to Retirement, then the shares of Common Stock subject to the Award which become vested as a result of such Retirement shall be issued to you as of the six-month anniversary of the date on which your employment or service terminates. The shares of Common Stock may be issued during your lifetime only to you, or after your death to your designated beneficiary, or, in the absence of such beneficiary, to your duly qualified personal representative.

5.	Effect of Breach of Certain Covenants.

(a)               In General. If you engage in any act of fraud, insider trading or other securities law violation then: (1) you immediately forfeit, effective as of the date you engage in such conduct, the unvested portion of the Award; and (2) any shares of Common Stock subject to the Award that have vested. If the shares of Common Stock that vested prior to the date you engage in such conduct have been distributed to you, you must return such shares to Tribune or, at the option of Tribune, pay to Tribune the Fair Market Value, as of the date you engage in such conduct, of such shares of Common Stock.

(b)               Set-Off. By accepting the Award, you consent to a deduction from any amounts Tribune or any Subsidiary owes you from time to time (including, but not limited to, amounts owed to you as wages or other compensation, fringe benefits, or vacation pay), to the extent of the amount that you owe Tribune under subsection (a) of this Section 5. Tribune may elect to make any set-off in whole or in part. If Tribune does not recover by means of a set-off the full amount that you owe Tribune, you shall immediately pay the unpaid balance to Tribune.

6.                 Effect of Change in Control. Upon the occurrence of a “change in control” of Tribune, as defined in the Plan, the unvested portion of the Award shall immediately vest as of the date of the occurrence of such event.

7.                 Withholding Taxes. As a condition to the delivery to you of any shares of Common Stock subject to the Award, you must first pay to Tribune such amount as Tribune may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such shares. You may notify Tribune in writing prior to the vesting of the Award that you intend to pay the Required Tax Payments in cash and no later than two business days prior to the applicable vesting date make a cash payment to Tribune in an amount equal to such Required Tax Payments. If you do not make such election and cash payment, Tribune shall withhold from the shares of Common Stock otherwise to be delivered to you pursuant to the Award, a number of whole shares of Common Stock having a Fair Market Value equal to the Required Tax Payments. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and you shall pay the remaining amount due in cash.

8.               Adjustment. The number of shares of Common Stock subject to the Award and the securities subject to the Award shall be subject to the adjustment provisions in the Plan.

9.                 Nonassignability. The Award and all rights with respect to shares of Common Stock issuable thereunder, may not, except as otherwise provided in the Plan, be sold, assigned, transferred, pledged or encumbered in any way prior to the vesting and issuance of such shares to you, whether by operation of law or otherwise, except pursuant to a qualified domestic relations order or by will or the laws of descent and distribution. After the vesting and issuance of the shares of Common Stock subject to the Award, the sale or other transfer of the shares of Common Stock issued under the Award shall be subject to applicable laws and regulations under the Securities Exchange Act of 1934.

10.              Limitation of Rights. Except as otherwise provided in Section 3, you will not have any rights as a stockholder with respect to the shares of Common Stock subject to the Award until you become the holder of record of such shares upon the issuance by Tribune of such shares of Common Stock to you. Neither the Plan, the granting of the Award nor this Award Notice gives you any right to remain in the employment or service of Tribune or any Subsidiary.

11.              Rights of Tribune and Subsidiaries. This Award Notice does not affect the right of Tribune or any Subsidiary to take any corporate action whatsoever, including without limitation its right to recapitalize, reorganize or make other changes in its capital structure or business, merge or consolidate, issue bonds, notes, shares of Common Stock or other securities, including preferred stock, or options therefor, dissolve or liquidate, or sell or transfer any part of its assets or business.

12.              Plan Controls. The Award is subject to all of the provisions of the Plan, which is hereby incorporated by reference, and is further subject to all the interpretations, amendments, rules and regulations that may from time to time be promulgated and adopted by the Committee pursuant to the Plan. In the event of any conflict among the provisions of the Plan and this Award Notice, the provisions of the Plan will be controlling and determinative.

13.              Governing Law. This Award Notice shall be governed by and construed in accordance with the laws of the State of Delaware, except as superseded by applicable federal law, without giving effect to its conflicts of law provisions.

14.              Notices. All notices and other communications to Tribune required or permitted under this Award Notice shall be written, and shall be either delivered personally or sent by first-class mail, postage prepaid, addressed to Tribune’s office at 435 North Michigan Avenue, Chicago, Illinois 60606, Attention: Senior Vice President – Human Resources.

15.              Acknowledgement. By accepting this Award, the undersigned acknowledges receipt of, and understands and agrees to be bound by, this Award Notice and the Plan. The undersigned further acknowledges that this Award Notice and the Plan set forth the entire understanding between him or her and Tribune regarding the restricted stock unit award granted by this Award Notice and that this Award Notice and the Plan supersede all prior oral and written agreements on that subject.

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